UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2018

Edge Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-37568	26-4231384
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Connell Drive, Suite 4000
Berkeley Heights, New Jersey 07922
(800) 208-3343
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note

We are filing this Amendment No. 1 to our Current Report on Form 8-K (the “Amendment”) as originally filed with the Securities and Exchange Commission on May 1, 2018 (the “Original Filing”) to amend the Original Filing as follows:

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2018, in connection with the subsequent announcement by Edge of the determination by the Board of Directors of Edge to review strategic alternatives and to streamline its operations, the Compensation Committee of the Board of Directors (the “Compensation Committee”) approved certain retention compensation, including grants to the executive officers named below (the “Executive Officers”) of Edge of certain stock options (the “Options”) and Restricted Stock Units (“RSU”) under the Edge 2014 Equity Incentive Plan (the “Plan”).  On June 19, 2018, the Compensation Committee approved a modification of the grant date and components of such Options and RSUs.

Grants of the Options and RSUs to the Executive Officers have been updated as follows:

Recipient	Title	Options with a Grant Date of June 19, 2018	RSUs with a Grant Date of August 14, 2018
Brian A. Leuthner	President and Chief Executive Officer	338,068	169,032
Andrew Saik	Chief Financial Officer	166,001	82,999
Herbert J. Faleck	Chief Medical Officer	119,667	59,833

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2018	Edge Therapeutics, Inc.

	By:	/s/ W. Bradford Middlekauff
Name: W. Bradford Middlekauff
Title: Senior Vice President, General Counsel and Secretary